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Exhibit 99.5

INSTRUCTION TO REGISTERED HOLDER AND/OR
BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER

SILICON GRAPHICS, INC.

OFFER TO EXCHANGE ITS OUTSTANDING

5.25% Senior Convertible Notes Due 2004

Pursuant To Its Exchange Offer
Described In The Prospectus Dated April 21, 2003

TO REGISTERED HOLDER AND/OR PARTICIPANT OF THE BOOK-ENTRY TRANSFER FACILITY:

        The undersigned hereby acknowledges receipt of the prospectus dated April 21, 2003 (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal") that together constitute the exchange offer (the "Exchange Offer") of Silicon Graphics, Inc., a Delaware corporation (the "Company"). Capitalized terms used but not defined herein have the meanings set forth in the Prospectus or the Letter of Transmittal.

        This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the 5.25% Senior Convertible Notes Due 2004 (the "Old Notes") held by you for the account of the undersigned.

        The aggregate principal amount of Old Notes held by you for the account of the undersigned is (fill in amount):

$

        With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

        ☐    To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if any) in exchange for a like principal amount of 11.75% Senior Notes Due 2009 (the "New Notes"):

$

        ☐    To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if any) in exchange for a like principal amount of 6.50% Senior Convertible Notes Due 2009 (the "New Convertible Notes"):

$

        ☐    NOT to TENDER any Old Notes held by you for the account of the undersigned.

        OLD NOTES MAY BE TENDERED IN DENOMINATIONS OF $1,000 AND MULTIPLES THEREOF. UNLESS OTHERWISE SPECIFIED ABOVE, ALL OLD NOTES HELD FOR THE ACCOUNT OF THE UNDERSIGNED WILL BE TENDERED, AND ALL OLD NOTES TENDERED WILL BE DEEMED TENDERED FOR NEW NOTES. IF MORE THAN $120 MILLION IN AGGREGATE PRINCIPAL AMOUNT OF OLD NOTES ARE TENDERED FOR NEW CONVERTIBLE NOTES IN THE EXCHANGE OFFER, UP TO $120 MILLION IN PRINCIPAL AMOUNT OF NEW CONVERTIBLE NOTES WILL BE ALLOCATED ON A PRO RATED BASIS, AND ANY OLD NOTES NOT EXCHANGED FOR NEW CONVERTIBLE NOTES BECAUSE OF PRORATION WILL BE EXCHANGED FOR NEW NOTES.

        If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (1) the undersigned has read and agrees to all of the terms of the Exchange Offer, (2) the undersigned is the owner of the Old Notes tendered for exchange, (3) the undersigned has full power and authority to tender, exchange, sell, assign and transfer the Old Notes tendered, (4) when the Old Notes are accepted for exchange, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and that the Old Notes tendered hereby are not subject to any adverse claims or proxies, and (5) the undersigned will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, assignment and transfer of the Old Notes tendered hereby.

SIGN HERE

Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

2

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INSTRUCTION TO REGISTERED HOLDER AND/OR BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER